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Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Registrant's previously filed Registration Statement Nos. 2-92421, 33-5317, 33-28250 and 33-58723 on
Form S-8 and Registration Statement No. 33-54493 on Form S-3.

                                                 ARTHUR ANDERSEN & CO.

Atlanta, Georgia
February 13, 1996